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Exhibit 3.1

[SEAL]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

3. Shares: (number of shares corporation authorized to issue)

4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)

5. Purpose: (optional—see instructions)

6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)

7. Certificate of Acceptance of Appointment of Resident Agent:

Eduvest, Inc.
The Corporation Trust Company of Nevada Name
6100 Neil Road, Suite 500 Street Address	Reno, City	NEVADA	89511 Zip Code
Optional Mailing Address	, City	State	Zip Code
Number of shares	Number of shares:
with par value: 55,000,000 Par value: $.001	without par value: 0
1. Nicholas Maturo Name
1612 E. Cape Coral Parkway Street Address	Cape Coral, City	FL State	33904 Zip Code
2. Ronald Simon Name
1612 E. Cape Coral Parkway Street Address	Cape Coral, City	FL State	33904 Zip Code
3. Name
Street Address	, City	State	Zip Code

The purpose of this Corporation shall be: See Article One attached hereto

Adam J. Agron Name	Signature
c/o Brownstein Hyatt & Farber 410 17th St., Address	Denver, City	CO State	80202 Zip Code

I hereby accept appointment as Resident Agent for the above named corporation.
Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ATTACHMENT TO ARTICLES OF INCORPORATION
OF
EDUVEST, INC.

ARTICLE ONE

        The objects, business and pursuits and the nature of the business or objects or purposes to be transacted, promoted or carried on by the Corporation are and shall continue to be:

        To do any and all things and exercise any and all powers which it might now or hereafter be lawful for the Corporation to do or exercise under and in pursuance of the General Corporation Law under which the Corporation is incorporated, or any act amendatory thereof or supplemental thereto that may be now or hereafter in force, or any other act that may be now or hereafter applicable to the Corporation.

ARTICLE TWO

        A. Authorized Shares.    The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 55,000,000 shares. The authorized stock is divided into 50,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock") and 5,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

        B. Common Stock.    The Board of Directors is authorized to provide for the issuance of Common Stock of the Corporation. The holders of the shares of the Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation. Subject to the powers, rights and preferences of any other class of stock and to any limitations on dividends imposed by law, the holders of the Common Stock shall have the right to receive dividends as and when declared by the Board of Directors in its sole discretion.

        C. Preferred Stock.    The Board of Directors is authorized to provide for the issuance of one or more classes, or series thereof, of Preferred Stock, and by filing a certificate pursuant to the General Corporation Law, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

          (i)    The number of shares constituting that class or series and the distinctive designation of that class or series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class or series) increase (but not above the total number of authorized shares of the class or series) or decrease (but not below the number of shares thereof then outstanding);

          (ii)   The dividend rate on the shares of that class or series, the conditions and dates upon which such dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;

          (iii)  Whether the shares of that class or series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv)  Whether the shares of that class or series shall have conversion or exchange privileges, and, if so, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v)   Whether the shares of that class or series shall be redeemable by the Corporation, and, if so, the times, prices and other terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi)  Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

          (vii) The rights of the holders of the shares of that class or series upon or in the event of voluntary or involuntary liquidation, dissolution or winding up of, or the distribution of assets of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

          (viii)   Any other relative rights, preferences and limitations of that class or series.

        D. No Preemptive Rights.    No holder of any of the shares of any class of the Corporation, either Common Stock or Preferred Stock, shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

ARTICLE THREE

        The governing board of the Corporation shall be styled as a "Board of Directors", and the members of said Board of Directors shall be styled "Directors". The number of Directors of the Corporation may, from time to time, be increased or decreased by an amendment to the Bylaws of the Corporation in that regard, and without the necessity of amending these Articles of Incorporation; provided, however, the number of Directors shall not be reduced to less than two, nor increased to more than nine. The initial Board of Directors of the Corporation shall be comprised of two Directors. In the interim between elections of Directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of Directors and including vacancies resulting from the removal of Directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining Directors, though less than a quorum.

ARTICLE FOUR

        The capital stock, after the amount of the subscription price therefor is paid in full, shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

ARTICLE FIVE

        The Corporation is to have perpetual existence.

ARTICLE SIX

        There shall be no cumulative voting.

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ARTICLE SEVEN

        The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law, as the same may be amended and supplemented.

ARTICLE EIGHT

        The Corporation shall, to the fullest extent permitted by the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the General Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE NINE

        The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1.	Name of corporation:	Eduvest, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):
The name of the corporation shall be Edutrades, Inc.

3.	The undersigned declare that they constitute at least two-thirds of the incorporators ☒, or of the board of directors ☐ (check one box only)
4.	Effective date of filing (optional):	07/25/05 (must not be later than 90 days after the certificate is filed)
5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.
6.	Signatures*:
Signature	Signature

*If more than two signatures, attach an 8 1/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

        This form must be accompanied by appropriate fees. See attached fee schedule.

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Articles of Incorporation (PURSUANT TO NRS 78)